SUPPLEMENT NO. 2	FILED PURSUANT TO RULE 424(b)(3)
TO PROSPECTUS DATED February 6, 2024	Registration File No. 333-275625

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

2024 Class A Debt Certificates

$200,000,000

This Supplement No. 2 for the 2024 Class A Debt Certificates Prospectus dated February 6, 2024 (the “Prospectus”), supplements, updates, and includes information which forms a part of our registration statement on Form S-1 (No. 333-275625). The purpose of this Supplement No. 2 (the “Supplement”) is to replace Exhibit D, Retail and Commercial Purchase Applications, which starts on page D-1 of the Prospectus and ends on page D-12 of the Prospectus. This update replaces those pages disclosed in the Prospectus. This update replaces Supplement No. 1 in its entirety. In addition, this Supplement No. 2 also provides updated information regarding the relocation of our company offices.

This Supplement should be read in conjunction with the Prospectus. The Prospectus is not complete without this Supplement and the Supplement should not be used other than with the Prospectus. All capitalized terms used in this Supplement shall have the same meaning as defined in the Prospectus.

INVESTING IN THESE CERTIFICATES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” beginning on page 28 OF THE pROSPECTUS FOR MORE INFORMATION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Supplement No. 2 is March 5, 2024.

Supplement No 2 to the Prospectus Dated February 6, 2024 Page 1 of 15

On March 4th, 2024, the Company moved its company offices to the following address:

1 Pointe Drive, Suite 205

Brea, CA, 92821.

The Company has entered into an office building lease with Olen Pointe Brea Corp. to lease approximately 2,716 square feet of rentable space for a term ending on May 31, 2029. The building lease contains standard terms and conditions for a commercial office building.

In the Prospectus, references to our former corporate office, which was located at 915 W. Imperial Highway, Brea, CA 92821 should be replaced with this new address.

In the Prospectus, beginning with the header at top of page D-1 titled “EXHIBIT D: SPECIMEN” through the end of page D-12, please insert the following updates, which will be effective for the purchase of a Certificate on or after the date of this Supplement and will replace and supersede the information previously included under those sections located on pages D-1 through D-12 of the Prospectus.

Supplement No 2 to the Prospectus Dated February 6, 2024 Page 2 of 15

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
PURCHASE APPLICATION
(for natural persons)
2024 CLASS A DEBT CERTIFICATES

This Purchase Application ("Application") constitutes your offer, as a natural person and Purchaser, to purchase the 2024 Class A Debt Certificates(s) you identify in Section IV, more particularly as described in the Prospectus dated February 6, 2024, as amended and supplemented (the "Prospectus"). Unless otherwise expressly stated, the capitalized terms used in this Application have the respective meanings set forth in the Prospectus.

This Application is subject to the following terms and conditions.

PAYMENT. This Application must be accompanied by payment in full for the total amount of Certificates purchased stated in Section IV below. Unless otherwise preauthorized, payment must be made by check payable to "Ministry Partners Investment Company, LLC" or via wire transfer.

SUITABILITY REQUIREMENTS. We will not accept this Application unless you represent to us that you satisfy one of the minimum suitability requirements below by initialing on the appropriate line. For the purposes of the following requirements, "net worth" means the estimated fair market value of your assets, excluding your personal residence. We and our managing broker dealer firm , Ministry Partners Securities, LLC, and your registered representative of a registered investment adviser that may participate in this offering as a selling agent will be responsible for determining if the Certificate purchasers meet the suitability standards required by applicable federal, state and regulatory standards required for firms that are selling the Certificates.

_______ Initial — Your investment in the Certificate(s) does not exceed ten percent (10%) of your net worth and you have either (i) a minimum annual gross income of at least $40,000 and a net worth of $40,000, <u>or</u> (ii) a net worth of at least $70,000; OR

_______ Initial — Your investment in the Certificate(s) does not exceed twenty percent (20%) of your net worth and you have either (i) a minimum annual gross income of at least $70,000 and a net worth of $70,000, <u>or</u> (ii) a net worth of at least $250,000

Your broker or financial advisor will ask you for information to determine your ability to meet these suitability standards. You must verify that you have reviewed these suitability standards and that you meet the above-stated suitability standards.

We may, however, waive this concentration requirement for an investor who possesses sufficient means or sophistication, either alone or with the advice of a qualified financial advisor, to understand and tolerate the risks inherent in a concentrated investment in the Certificates, provided they acknowledge in writing their understanding of the concentration and illiquidity risks posed by their investment.

<u>ACCEPTANCE</u>. We may accept or reject your offer in this Application, in our sole and absolute discretion. In the event we reject this Application, we will promptly return your payment to you, without interest or reduction. If we accept this Application, we will open an account in our records (your "**Account**") in your name and you will become the holder of the Certificate(s) as of the date we accept this Application.

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. <u>What this means for you</u>: When you purchase a Certificate, we will ask for your name, address, date of birth and other information that will allow us to identify you.

Deliver this Purchase Application to your financial representative or, if sold by the managing broker dealer, to your securities broker dealer representative , who is to deliver it on your behalf to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER. THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL

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EXHIBIT D: SPECIMEN

Supplement No 2 to the Prospectus Dated February 6, 2024 Page 3 of 15

I. Registration Type *(Only one Note registration type per purchase application)*

☐ **Individual** ☐ **Individual Transfer on Death (TOD form required)**

☐ **Joint Tenant** *Tenancy Clause (select one):* *Are the tenants married to each other?* Yes ☐ No ☐

◯ W/Right of Survivorship ◯ Community Property ◯ In Common ◯ Community Property w/ Right of Survivorship

---

☐ **Trust*** *Is the trustee also the grantor of the trust?* Yes ☐ *No ☐

Trust Name ____ Date Established ____ Tax ID Number ____

Number of Trustees ____ ***Can Trustees act independently?*** ☐ Yes ☐ No

---

☐ **Uniform Transfer to Minor Act (UTMA)** ☐ **Uniform Gift to Minor Act (UGMA)** *Note: Enter minor's information in Section II and Custodian's contact information in Section III.*

Retirement: ☐ Traditional IRA ☐ ROTH IRA ☐ SEP IRA ☐ Simple IRA ☐ Beneficial IRA ☐ Beneficial ROTH

Custodian account number ____ Name of Custodian ____

Phone number ____ Mailing Address ____

** The applicant may be asked to furnish additional information when determining whether a retail or commercial application should be completed.*

II. Purchaser Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

Name (include title if applicable) ____

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)*** ____

Physical Address, City, State, Zip ____

Home Phone ____ Cell Phone ____ Work Phone ____ E-mail Address ____

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth ____ Social Security ____ Country of Citizenship ____

ID Type ____ ID No. ____ Issue Date ____ Expiration Date ____ Issuing Entity/State/Country ____

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 4 of 15

III. Additional Purchaser Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

Name (include title if applicable)

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone | Cell Phone | Work Phone | E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth | Social Security | Country of Citizenship

ID Type | ID No. | Issue Date | Expiration Date | Issuing Entity/State/Country

IV. Additional Purchaser Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

Name (include title if applicable)

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone | Cell Phone | Work Phone | E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth | Social Security | Country of Citizenship

ID Type | ID No. | Issue Date | Expiration Date | Issuing Entity/State/Country

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 5 of 15

V. Purchase

Fixed Series

Category	Amount Purchased	Maturity (Term)	Interest Rate	Interest Payment Option
Fixed ______	______	______ months	______ %	______
Fixed ______	______	______ months	______ %	______
Fixed ______	______	______ months	______ %	______
Fixed ______	______	______ months	______ %	______
Fixed ______	______	______ months	______ %	______
Fixed ______	______	______ months	______ %	______
Fixed Series Total	______			

Variable Series

Category	Amount Purchased	Maturity (Term)	Interest Rate	Interest Payment Option
Variable ______	______	36 Months	______ %	______
Variable ______	______	36 Months	______ %	______
Variable ______	______	36 Months	______ %	______
Variable ______	______	36 Months	______ %	______
Variable Series Total	______			

Total Purchase: $ ______

Make check payable to "Ministry Partners Investment Company, LLC"

Note:	We will pay no AUM Fees If no option is selected all principal and interest payments will be mailed to the address of record. If no option is selected, interest will be paid monthly.

VI. Certain Acknowledgments, Representations and Agreements

You acknowledge and agree to each of the following:

(a) The information, acknowledgments and representations you provide to us in this Application, and may otherwise provide to us in writing, are true and correct as of the date of this Application and, should any material information you provide us change after the date of this Application, you will promptly provide us with the updated information.

(b) We will rely on the information, acknowledgments, representations and agreements in this Application in making a determination as to whether to accept you as a Purchaser in the Certificate(s). To the best of your information and belief the above information you supply us is true and correct in all respects. You agree that your representations will survive our acceptance of this Application.

(c) You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Certificate(s).

(d) You have received a copy of the Prospectus and you have had the opportunity to review the Prospectus, which includes, among other things, a description of the Company, its business, its most recent year end and quarterly financial statements, and the material risks involved in the Company's business.

(e) You acknowledge that it may not be possible to liquidate, sell or redeem the Certificate(s) in case of emergency. You are purchasing the Certificate(s) with the understanding and intent to hold the Certificate(s) until they are due and payable in accordance with their terms.

(f) You have determined that you are capable of bearing the economic risks of this investment, including the loss of your entire investment in the Certificate(s).

(g) You have the means of providing for your current financial needs and contingencies and have no need for liquidity in this investment.

(h) You represent that your MPS Registered Representative reviewed other fixed income options that are similar in terms, duration, and yield. You are willingly choosing the MPIC fixed income notes instead of the alternatives due to the MPIC notes' missional purpose, desirable yield, and lack of fluctuation in nominal value.

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 6 of 15

VII. Electronic Communications

_______ Initial _______________________ E-mail Address

By initialing above, the investor requests to receive all investment related communications electronically for all Debt Certificate investments purchased by investor. Communications include, but are not limited to, account statements, investor communications, annual, semi-annual and/or quarterly reports, tax forms, and other required reports. The investor may request a paper copy of a communication, account statement, report or Company communication from the Company at any time. The investor may also update an email address or change this election at any time by contacting the Company at 1 Pointe Drive, Suite 205, Brea, California 92821 or call the Company's office at (800) 753-6742 . Changes may take up to 30 days to take effect. Consent to electronic delivery is terminated by an invalid email address. Costs associated with assessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically. Timely access to materials may not be available in the event of a system failure or network outage. The electronic delivery program may be changed or discontinued, and the terms may be amended at any time. In the event of discontinuation or as required by law, the investor will receive paper copies of all Debt Certificate related communications.

VIII. Signatures

By executing this PURCHASE APPLICATION, I (we), as Purchaser(s), acknowledge and represent to you (the "Company") that: (1) I (we) have received and reviewed the Prospectus, (2) each of my (our) questions concerning this offering has been answered to my (our) satisfaction, (3) I (we) adopt and agree to be bound by the terms and conditions of the Trust Indenture, (4) I (we) have read and understand the prepayment terms and conditions as set forth in my (our) Certificate(s), (5) I am (each of us is) a natural person 21 years or older, (6) I (we) have the power and authority to execute this Application, and (7) I (we) understand that the purchase of the Certificate(s) is subject to the Company's acceptance of this Application and if so accepted, I (we) agree to purchase the Certificate(s) identified in Section IV. (Sign below exactly as printed in Sections II and III. For joint registrations, each registered Purchaser must sign.)

Digital ("electronic') signatures, often referred to as an "e-signature," enable paperless contracts and help speed up business transactions and are acceptable forms for the purchase of a securities investment . The electronically signed Purchase Application will be available to both, you and the Company, as well as the Company's managing broker dealer firm, so they can store and access it at any time. You and the Company each hereby consents and agrees that electronically signing this Purchase Application constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification of third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Purchase Application shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Purchase Application. You consent to be legally bound by this Purchase Application's terms and conditions.

Under penalty of perjury, I (we) certify with my (our) signature(s) below that the number(s) shown in Section II and III is (are) my (our) correct taxpayer identification number(s). Also, I (we) have not been notified by the Internal Revenue Service that I (we) am (are) currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date
Signature	Print Name	Date
Signature	Print Name	Date

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 7 of 15

IX. Broker Dealer/RIA Financial Advisor Information

Financial representative

The undersigned confirms on behalf of the managing broker-dealer, or registered investment advisor that that it (i) is registered and/or properly licensed in the state in which the sale of Debt Certificates to the investor executing this Purchase Application has been made; (ii) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) has discussed such investor's prospective purchase of Debt Certificates with such investor; (iv) has advised such investor or all pertinent facts with regard to the fundamental risks of the investment; (v) has delivered a current Prospectus and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of Debt Certificates is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor's suitability for a period of six years, that such investor meets the suitability standards of such an investment and that such investor has an understanding of the fundamental risks of the investment; and (viii) the purchase of the Debt Certificates is in the best interests of the investor. The undersigned financial representative or registered representative further represents and certifies that in connection with this Application to purchase Debt Certificates, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing anti-money laundering program and customer identification program.

Broker Dealer or RIA Firm Name ______________________ CRD number ______________

Financial Representative of RIA or representative of the BD Firm ______________________ CRD number ______________

Mailing Address ______________ E-mail Address ______________ Phone Number ______________

Financial Representative of RIA or representative of the BD Signature ______________________ Date ______________

Principal Signature (if applicable) ______________________ Date ______________

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 8 of 15

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
PURCHASE APPLICATION
(for Business, Non-Profit and Trust Entities)
2024 CLASS A DEBT CERTIFICATES

This Purchase Application ("Application") constitutes your offer, as a natural person and Purchaser, to purchase the 2024 Class A Debt Certificates(s) you identify in Section IV, more particularly as described in the Prospectus dated February 6, 2024, as amended and supplemented (the "Prospectus"). Unless otherwise expressly stated, the capitalized terms used in this Application have the respective meanings set forth in the Prospectus.

This Application is subject to the following terms and conditions.

PAYMENT. This Application must be accompanied by payment in full for the total amount of Certificates purchased stated in Section V below. Unless otherwise preauthorized, payment must be made by check payable to "Ministry Partners Investment Company, LLC," or via wire transfer.

SUITABILITY REQUIREMENTS. We will not accept this Application unless you represent to us that you satisfy one of the suitability requirements below by initialing on the appropriate line. For the purposes of the following requirements, "total gross assets" means the estimated fair market value of your assets. We and our Selling Agent, Ministry Partners Securities, LLC, are responsible for determining if the Certificate purchasers meet the suitability standards required by applicable federal, state and regulatory standards required for broker dealer firms that are selling the Certificates.

_______ Initial — Your investment in the Certificate(s) does not exceed ten percent (10%) of your net assets and you have either (i) liquid assets of at least $50,000, <u>or</u> (ii) total gross assets of at least $500,000; OR

_______ Initial — Your investment in the Certificate(s) does not exceed twenty percent (20%) of your net assets and you have either (i) liquid assets of at least $100,000, <u>or</u> (ii) total gross assets of at least $1,000,000.

Your broker or financial advisor will ask you for information to determine your ability to meet these suitability standards. You must verify that you have reviewed these suitability standards and that you meet the above-stated suitability standards.

We may, however, waive this concentration requirement for an investor who possesses sufficient means or sophistication, either alone or with the advice of a qualified financial advisor, to understand and tolerate the risks inherent in a concentrated investment in the Certificates, provided they acknowledge in writing their understanding of the concentration and illiquidity risks posed by their investment.

<u>ACCEPTANCE</u>. We may accept or reject your offer in this Application, in our sole and absolute discretion. In the event we reject this Application, we will promptly return your payment to you, without interest or reduction. If we accept this Application, we will open an account in our records (your "**Account**") in your name and you will become the holder of the Certificate(s) as of the date we accept this Application.

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. <u>What this means for you</u>: When you purchase a Certificate, we will ask for your name, address, date of birth and other information that will allow us to identify you.

Deliver this Purchase Application to your securities broker, or registered representative of a registered investment adviser who is to deliver it on your behalf to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER. THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL

3/2024 Page 1 of 7

EXHIBIT D: SPECIMEN

Supplement No 2 to the Prospectus Dated February 6, 2024 Page 9 of 15

I. Registration Type *(Only one Note registration type per purchase application)*

☐ Trust Date Established: ______________ Number of Trustees ________ ***Can Trustees act independently?*** ☐ Yes ☐ No

Trust type (select one): ◯ Charitable ◯ Family ◯ Living ◯ Revocable ◯ Irrevocable

☐ Corporation ☐ Limited Liability Company ☐ Partnership ☐ 501(c)(3) ☐ Other ______________________

II. Purchaser Information

Legal Entity or Trust Name ______________________ Tax ID Number ______________

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Phone Number ______________ Fax Number ______________ Website Address ______________

☐ *Please check if your entity has been at the current address for less than one year.*

III. Authorized Person (Primary Contact)

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

First, Middle, Last ______________________ Relationship to Entity ______________

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone ______________ Cell Phone ______________ Work Phone ______________ E-mail Address ______________

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth ______________ Social Security ______________ Country of Citizenship ______________

ID Type ______________ ID No. ______________ Issue Date ______________ Expiration Date ______________ Issuing Entity/State/Country ______________

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 10 of 15

IV. Authorized Person (Secondary Contact Information)

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

First, Middle, Last | Relationship to Entity

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone | Cell Phone | Work Phone | E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth | Social Security | Country of Citizenship

ID Type | ID No. | Issue Date | Expiration Date | Issuing Entity/State/Country

V. Authorized Person (Additional Contact Information)

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

First, Middle, Last | Relationship to Entity

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone | Cell Phone | Work Phone | E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth | Social Security | Country of Citizenship

ID Type | ID No. | Issue Date | Expiration Date | Issuing Entity/State/Country

3/2024

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 11 of 15

VI. Purchase

Fixed Series

Category	Amount Purchased	Maturity (Term)	Interest Rate	Interest Payment Option
Fixed ______	__________	____ months	________%	__________
Fixed ______	__________	____ months	________%	__________
Fixed ______	__________	____ months	________%	__________
Fixed ______	__________	____ months	________%	__________
Fixed ______	__________	____ months	________%	__________
Fixed ______	__________	____ months	________%	__________
Fixed Series Total	__________			

Variable Series

Category	Amount Purchased	Maturity (Term)	Interest Rate	Interest Payment Option
Variable ______	__________	36 Months	________%	__________
Variable ______	__________	36 Months	________%	__________
Variable ______	__________	36 Months	________%	__________
Variable ______	__________	36 Months	________%	__________
Variable Series Total	__________			

Total Purchase: **$** __________

Make check payable to "Ministry Partners Investment Company, LLC"

Note: We will pay no AUM Fees
If no option is selected all principal and interest payments will be mailed to the address of record.
If no option is selected, interest will be paid monthly.

3/2024

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 12 of 15

VII. Certain Acknowledgments, Representations and Agreements

You acknowledge and agree to each of the following:

(a) The information, acknowledgments and representations you provide to us in this Application, and may otherwise provide to us in writing, are true and correct as of the date of this Application and, should any material information you provide us change after the date of this Application, you will promptly provide us with the updated information.

(b) We will rely on the information, acknowledgments, representations and agreements in this Application in making a determination as to whether to accept you as a Purchaser in the Certificate(s). To the best of your information and belief the above information you supply us is true and correct in all respects. You agree that your representations will survive our acceptance of this Application.

(c) You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Note(s).

(d) You have received a copy of the Prospectus and you have had the opportunity to review the Prospectus, which includes, among other things, a description of the Company, its business, its most recent year end and quarterly financial statements, and the material risks involved in the Company's business.

(e) You acknowledge that it may not be possible to liquidate, sell or redeem the Certificate(s) in case of emergency. You are purchasing the Certificate(s) with the understanding and intent to hold the Certificate(s) until they are due and payable in accordance with their terms.

(f) You have determined that you are capable of bearing the economic risks of this investment, including the loss of your entire investment in the Certificate(s).

(g) You have the means of providing for your current financial needs and contingencies and have no need for liquidity in this investment.

(h) You represent that your MPS Registered Representative reviewed other fixed income options that are similar in terms, duration, and yield. You are willingly choosing the MPIC fixed income notes instead of the alternatives due to the MPIC notes' missional purpose, desirable yield, and lack of fluctuation in nominal value.

VIII. Electronic Communications

______ Initial ______________________________ E-mail Address

By initialing above, the investor requests to receive all investment related communications electronically for all Debt Certificate investments purchased by investor. Communications include, but are not limited to, account statements, investor communications, annual, semi-annual and/or quarterly reports, tax forms, and other required reports. The investor may request a paper copy of a communication, account statement, report or Company communication from the Company at any time. The investor may also update an email address or change this election at any time by contacting the Company at 1 Pointe Drive, Suite 205, Brea, California 92821 or call the Company's office at (800) 753-6742 . Changes may take up to 30 days to take effect. Consent to electronic delivery is terminated by an invalid email address. Costs associated with assessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically. Timely access to materials may not be available in the event of a system failure or network outage. The electronic delivery program may be changed or discontinued, and the terms may be amended at any time. In the event of discontinuation or as required by law, the investor will receive paper copies of all Debt Certificate related communications.

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 13 of 15

IX. Signatures

By executing this PURCHASE APPLICATION, each person executing this Application (each a "signatory") acknowledges and represents that: **(1)** they have received and reviewed the current Prospectus, **(2)** each of their questions concerning this offering has been answered to their satisfaction, **(3)** the entity Purchaser identified in Section II above (the "Entity") adopts and agrees to be bound by the terms and conditions of the Trust Indenture, **(4)** they have read and understand the prepayment terms and conditions as set forth in the Certificate(s), **(5)** the Entity has been duly organized according to the laws of its state and is duly authorized and has the power and authority to purchase the Certificate(s) identified in Section V, **(6)** each signatory is a natural person 21 years or older, has been duly elected and is legally holding the office set forth opposite their name, **(7)** each signatory has the power and authority to execute this Application, and (8) the purchase of the Certificate(s) is subject to the Company's acceptance of this Application and if so accepted, the signatories on behalf of the Entity agree to purchase the Certificate(s) identified in Section V. (Sign below exactly as printed in Sections III and IV.)

Digital ("electronic') signatures, often referred to as an "e-signature," enable paperless contracts and help speed up business transactions and are acceptable forms for the purchase of a securities investment . The electronically signed Purchase Application will be available to both, you and the Company, as well as the Company's managing broker dealer firm, so they can store and access it at any time. You and the Company each hereby consents and agrees that electronically signing this Purchase Application constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification of third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Purchase Application shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Purchase Application. You consent to be legally bound by this Purchase Application's terms and conditions.

Under penalty of perjury, the signatories below certify that the number shown in Section II above is the correct taxpayer identification number of the entity mentioned in Section II and that none of the signatories has been notified by the Internal Revenue Service that the Entity is currently subject to backup withholding unless otherwise indicated.

Signature	Title	Print Name	Date

3/2024

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Supplement No 2 to the Prospectus Dated February 6, 2024 Page 14 of 15

X. Broker Dealer/RIA Financial Advisor Information

Financial representative

The undersigned confirms on behalf of the managing broker-dealer, or registered investment advisor that that it (i) is registered and/or properly licensed in the state in which the sale of Debt Certificates to the investor executing this Purchase Application has been made; (ii) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) has discussed such investor's prospective purchase of Debt Certificates with such investor; (iv) has advised such investor or all pertinent facts with regard to the fundamental risks of the investment; (v) has delivered a current Prospectus and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of Debt Certificates is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor's suitability for a period of six years, that such investor meets the suitability standards of such an investment and that such investor has an understanding of the fundamental risks of the investment; and (viii) the purchase of the Debt Certificates is in the best interests of the investor. The undersigned financial representative or registered representative further represents and certifies that in connection with this Application to purchase Debt Certificates, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing anti-money laundering program and customer identification program.

Broker Dealer or RIA Firm Name ______________________ CRD number ______________

Financial Representative of RIA or representative of the BD Firm ______________________ CRD number ______________

Mailing Address ______________ E-mail Address ______________ Phone Number ______________

Financial Representative of RIA or representative of the BD Signature ______________________ Date ______________

Principal Signature (if applicable) ______________________ Date ______________

3/2024 Page 7 of 7

Supplement No 2 to the Prospectus Dated February 6, 2024 Page 15 of 15